UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 33rd Street, 12th Floor New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 687-8700

n/a

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2018, prior to the October 7, 2018 expiration of the Amended and Restated Employment Agreement between Empire State Realty Trust, Inc. (the “Company”) and Anthony E. Malkin (the “Executive”), dated April 5, 2016 (the “Original Agreement”), upon a recommendation from the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved a First Amendment to the Original Agreement (the “First Amendment” and, to the extent it amends the Original Agreement, the “New Agreement”). The New Agreement extends the Executive’s employment term for approximately three years to October 7, 2021. The First Amendment also modifies the Original Agreement to:

•

provide the Executive with an annual base salary of not less than $810,000 (the same level as his base salary since 2016), subject to review and increase on an annual basis by the Compensation Committee;

•

modify the definition of “Cause” to specify that a breach by the Executive of the New Agreement or any provision of the Company’s Code of Business Conduct and Ethics (the “Conduct Code”) will constitute Cause only if (a) it is willful and material and results in material economic injury or reputational harm to the Company, (b) prior written notice of the Conduct Code is provided to the Executive, and (c) the applicable Conduct Code provision is reasonable and customary, does not specifically target the Executive, and is not inconsistent with the New Agreement;

•

consistent with existing Company policy, provide for reimbursement to the Executive for appropriate Company business-related private air travel where the Executive reasonably determines that such travel will enhance his effectiveness and efficiency; and

•

provide the Executive and his family with security services, when required in the reasonable judgment of the Executive; provided that the Executive must provide the Committee with reasonable justification for any such expense which exceeds $50,000 in any consecutive 12-month period, excluding (a) up to $50,000 total per residence for security assessment and related installations at any time during the three-year term and (b) amounts provided for the Company-owned car, driver and related expenses.

All other provisions of the Original Agreement remain in place. The foregoing summary of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment and the Original Agreement. A copy of the First Amendment is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC. (Registrant)

Date: October 10, 2018	By:	/s/ Thomas N. Keltner, Jr.
		Name:	Thomas N. Keltner, Jr.
		Title:	Executive Vice President & General Counsel